Exhibit 99.1

Offering Participant Free Writing Prospectus

Filed pursuant to Rule 433

Registration No. 333-158061

March 17, 2009

Changyou.com Limited (or “Changyou”), a subsidiary of Sohu.com Inc., has filed a registration statement on Form F-1, including a preliminary prospectus (the “Preliminary Prospectus”), with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the registration statement, including the Preliminary Prospectus, and any other documents Changyou has filed with the SEC for more complete information about Changyou and the offering. Investors should rely upon the Preliminary Prospectus and any relevant free writing prospectus for complete details. You may get these documents and any other documents Changyou has filed for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Changyou, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it by calling toll-free: Credit Suisse (1-800-221-1037) or Merrill Lynch & Co. (1-866-500-5408) (calling these numbers is not toll free outside the United States). You may also access Changyou’s most recent Preliminary Prospectus through the following link: http://idea.sec.gov/Archives/edgar/data/1458696/000119312509056688/df1.htm.

SOHU. COM INC. REPORTS FILING OF A REGISTRATION STATEMENT FOR CHANGYOU.COM LIMITED IPO AND DISCUSS POTENTIAL IMPACT OF IPO ON SOHU

Sohu.com Inc. (“Sohu”) hereby reports the following:

Sohu’s massively multi-player online role - playing games (or “MMORPGs”) subsidiary Changyou.com Limited (“Changyou”) has filed a registration statement on Form F-1 with the U.S. Securities and Exchange Commission (or the “SEC”) for an initial public offering (or “IPO”) of American Depositary Shares (or “ADSs”). Each ADS represents two Class A ordinary shares of Changyou and the estimated price for each ADS offered ranges from $14.00 to $16.00. The registration statement has not yet become effective. The ADSs may not be sold, nor may any offers to buy be accepted, prior to the time the registration statement becomes effective.

Dr. Charles Zhang, Chairman and CEO of Sohu, has commented that he believes that this IPO of Changyou will provide Changyou a sharper focus on the MMORPG business and related strategic opportunities. In addition, Dr. Zhang has said that he believes that the IPO will benefit Sohu as Changyou’s continuing majority shareholder, by allowing Changyou to motivate and retain its management and employees and enhance their accountability, by providing incentive compensation programs tied to the market performance of Changyou’s ADSs and its financial results.

Changyou’s Initial Public Offering Structure

A total of 7,500,000 ADSs of Changyou will be offered for sale. Of this total, 3,750,000 ADSs will represent newly-issued Class A ordinary shares being offered for sale by Changyou and 3,750,000 ADSs will represent Class A ordinary shares being offered for sale by Sohu.com (Game) Limited (“Sohu Game”), an indirect wholly-owned subsidiary of Sohu. Proceeds to each of Changyou and Sohu Game from ADSs sold in the offering are expected to be approximately $52.3 million, and the total proceeds are expected to be approximately $104.6 million, assuming an initial public offering price per ADS of $15.00, which is the midpoint of the estimated public offering price range, and after deducting underwriting discounts and commissions but without deducting any offering expenses payable by Changyou or Sohu Game.

In addition, up to 15% of the 7,500,000 ADSs being offered initially, or up to 1,125,000 additional ADSs (or the “Greenshoe”), will be available for purchase by the underwriters from Sohu Game to cover over-allotments, at any time within 30 days after the effectiveness of the registration statement.

After the offering, Sohu Game will continue to hold Class B ordinary shares of Changyou. Each Class B ordinary share is entitled to ten votes per share on any matter brought to a vote of Changyou shareholders, whereas Class A ordinary shares (which the ADSs represent) are entitled to one vote per share. Accordingly, assuming that the underwriters do not exercise their over-allotment option, after the offering is completed Sohu will hold approximately 70.7% of the total outstanding equity interests in Changyou, but will control 81.5% of the total voting power.

Credit Suisse and Merrill Lynch & Co. will act as joint book-runners for the offering. Senior manager and manager of the offering are Citi and Susquehanna Financial Group, LLLP, respectively.

Financial Implications to Sohu

Sohu wishes to highlight the following key metrics regarding the impact on Sohu of the offering if it is completed (as presented, these metrics assume that the underwriters do not exercise their over-allotment option):

•

As of the date of Changyou’s filing of the registration statement, Sohu, through Sohu Game, owned 84.2% of outstanding shares in Changyou and Prominence Investments Ltd. (“Prominence”), an entity deemed under applicable SEC rules to be beneficially owned by Changyou management, owned the remaining 15.8%. Under generally accepted accounting principles in the United States, Sohu has been consolidating 100% of Changyou’s net income into Sohu’s consolidated financial statements, without any provision for minority interests, because Prominence is not entitled to participate in any distributions by Changyou until the earlier of Changyou’s completion of an IPO or February 2012. If the offering is completed, Sohu’s equity interest in Changyou will be reduced from 84.2% to 70.7%. Sohu will continue to consolidate 100% of Changyou’s revenue and expenses, but there will be a provision for minority interests reflecting the Class B ordinary shares held by Prominence and the Class A ordinary shares represented by ADSs sold in the IPO and Sohu’s net income and earnings per share will be reduced accordingly.

•

Sohu will recognize a one-time gain on its disposal and deemed disposal of Changyou shares, approximately in the range of $75 to $85 million, which will be recorded directly to equity in accordance with FAS 160 effective for fiscal years and interim periods beginning on or after December 15, 2008.

•

The Sohu Group (including Changyou and Sohu Game) would receive net proceeds from the offering estimated to be $104.6 million assuming an initial public offering price per ADS of $15.00, which is the midpoint of the estimated public offering price range, and after deducting underwriting discounts and commissions but without deducting any share of offering expenses payable by Changyou and Sohu Game, and assuming the underwriters do not exercise the over-allotment option. This would represent approximately $2.75 per share of common stock of Sohu currently outstanding.

The above key metrics are summarized as follows:

	Pre-IPO	Post-IPO
Sohu’s equity interests in Changyou	84.2%	70.7%
Sohu’s voting interests in Changyou	84.2%	81.5%

Sohu’s economic interests in Changyou as reflected in accounting treatment	100.0%	70.7%
Sohu’s gain on disposal of interests in Changyou as an increase in equity	Not applicable	approximately in the range of $75 to $85 million
Listing proceeds per Sohu share, net of underwriting discounts and commission	Not applicable	$2.75

The information provided in this document does not constitute an offer to sell, or the solicitation of any offer to buy, in any state or jurisdiction in which such offer or solicitation would be unlawful prior the registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement

Statements concerning Sohu in this document that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the slower growth the Chinese economy experienced during the latter half of 2008, which could continue into 2009, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and Sohu’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues.

Sohu.com Contact Information

http://corp.sohu.com

Ms. Carol Yu

Chief Financial Officer

Tel: +86 10 62726666

E-mail: carol@sohu-inc.com

Mr. James Deng

Senior Finance Director

Tel: +86 10 62726666

E-mail: xiufengdeng@sohu-inc.com